SCHEDULE 14A

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

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Pinnacle Data Systems, Inc.

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PINNACLE DATA SYSTEMS, INC.

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD ON MAY 8, 2007

To the Shareholders of

PINNACLE DATA SYSTEMS, INC.

The Annual Meeting of Shareholders of Pinnacle Data Systems, Inc., an Ohio corporation (the “Company”), will be held at the Blue Moon Event Center at 1604 Gateway Circle, Grove City, Ohio 43123 on Tuesday, May 8, 2007, at 10:00 a.m. local time, for the following purposes:

1.	To elect three Class I Directors.

2.	To transact such other business as may properly come before the meeting or any adjournment of the meeting.

The close of business on March 12, 2007 has been established as the record date for the determination of shareholders entitled to notice of and to vote at the meeting and any adjournment thereof.

Please sign and return the enclosed proxy promptly so that your shares will be represented at the meeting. A return addressed envelope, which requires no postage, is enclosed. If you are able to attend the meeting, are the registered owner (in other words you do not hold your shares in street name), and wish to vote in person, at your request we will cancel your proxy.

By Order of the Board of Directors

/s/ George A. Troutman
George A. Troutman
Secretary

Groveport, Ohio

April 5, 2007

PINNACLE DATA SYSTEMS, INC.

PROXY STATEMENT

GENERAL

This proxy statement is being furnished to the holders of common shares, without par value, of the Company in connection with the solicitation of proxies by the Board of Directors of the Company to be used at the Company’s Annual Meeting of Shareholders. The Annual Meeting will be held at the Blue Moon Event Center at 1604 Gateway Circle, Grove City, Ohio 43123 on Tuesday, May 8, 2007, at 10:00 a.m. local time, for the purposes set forth on the accompanying Notice of Annual Meeting.

The approximate date on which this proxy statement and the form of proxy will be first sent to shareholders is April 5, 2007.

PROXIES AND VOTING

The close of business on March 12, 2007 has been fixed as the record date for the determination of shareholders entitled to notice of and to vote at the Annual Meeting and any adjournment of the Annual Meeting. On the record date, 6,363,448 common shares were outstanding and entitled to vote. Each share is entitled to one vote.

Only shareholders of record are entitled to vote. If you are a beneficial owner of the Company’s common shares, you must provide instructions on voting to your nominee holder. In most cases, this is your broker or its nominee, and is the person that sent you this proxy statement and other information.

All shares represented by properly executed proxies will be voted at the Annual Meeting in accordance with the choices indicated on the proxy. If no choices are indicated on a proxy, the shares represented by that proxy will be voted in favor of the Company’s nominees for directors. Any proxy may be revoked by the record owner at any time prior to its exercise by delivering to the Company a subsequently-dated proxy or by giving notice of revocation to the Company in writing or in open meeting. A shareholder’s presence at the Annual Meeting will not by itself revoke the proxy.

The shareholders of record that are present at the Annual Meeting, whether in person or by proxy, will constitute a quorum. Consequently, the Company need not count abstentions or broker non-votes to determine whether a quorum is present. A “broker non-vote” is a term used to describe a vote that a broker or other record owner that holds shares in street name is not authorized to cast because the broker has not received voting instructions from its customer, the beneficial owner, and does not have discretion to vote without such instructions or, if the broker does have such discretion, does not cast.

Directors are elected by a plurality of votes, and thus the nominees who receive the highest number of votes will be elected (shareholders do not have the right to cumulate their votes in electing directors). As a result, assuming the nominees for director named in this proxy statement receive at least one vote and there is no competing slate of directors proposed for election, abstentions and broker non-votes will not have any effect on the election of directors.

PROPOSAL ONE: ELECTION OF DIRECTORS

At the Annual Meeting, all shares represented by proxies, unless otherwise specified, will be voted to elect the three Class I Directors nominated below to a two-year term expiring in 2009. Each of the nominees presently is a director of the Company and each of the nominees has consented to be named in this proxy statement and to serve if elected. If any nominee named below as a director is unable to serve (which is not anticipated), the persons named in the proxy may vote for another nominee of their choice.

The number of Class I and Class II Directors has been fixed at four each. Proxies cannot be voted at the Annual Meeting for a greater number of individuals than the three nominees named in this proxy statement. The following is information about the three individuals nominated by the Board of Directors for election as Class I Directors:

Class I Directors

(Nominees for Election)

Name of Director and Position with the Company	Age	Principal Occupation(s) During the Past Five Years	Director of the Company Since
Carl J. Aschinger, Jr. Director	68	Chairman and CEO of CSC Worldwide. Has served as a senior officer of CSC Worldwide for 32 years. Other Directorships include: Neoprobe Corporation.	2004

Hugh C. Cathey . Director	56	A principal of Columbus Capital Partners, a provider of management and financial services to early-stage telecom and software companies, since June 2002. President—Western Region for Qwest Communications International’s local exchange telecom business from January 2000 to June 2002. From August 1996 to January 2000, President of Nextlink Ohio, a publicly traded competitive local exchange company (CLEC).	2001

Benjamin Brussell Director	46	President of Generation Management Company in Boulder, Colorado, since 2001. From 1998 to 2001, served as Vice President, Corporate Development of Plantronics, a manufacturer of communications products. From 1990 to 1998, he served in various positions with Storage Technology Corporation, a manufacturer of data storage systems, most recently serving as Vice President of Corporate Development.	2006	(1)

(1)	Mr. Brussell was appointed to fill a vacancy on the Board on July 27, 2006.

The following is information about directors whose terms of office continue after the Annual Meeting:

Class II Directors

(Terms Expiring in 2008)

Name of Director and Position with the Company	Age	Principal Occupation(s) During the Past Five Years	Director of the Company Since
John D. Bair Chairman of the Board of Directors and Chief Technology and Innovation Officer	41	Chairman since May 1996. Chief Technology and Innovation Officer since March 2006. Chief Executive Officer of the Company from May 1996 to March 2006. President of the Company from 1998 to 2004. An original founder of the Company in 1989.	1989

Thomas M. O’Leary Director	63	Retired from AT&T Corp./Lucent Technologies, Inc. in 1996. Business consultant since 1996. Member of Worthington City School Board from 1996 to 2001.	1996

Michael R. Sayre Director, President and Chief Executive Officer	50	President and Chief Executive Officer of the Company since March 2006. Executive Vice President from 2001 to 2006, Chief Financial Officer and Treasurer from 2001 to March 2006. Served as interim Corporate Secretary of the Company from October 2003 to January 2004. Previously served on the Board of Directors and as Executive Vice President and Chief Financial Officer of LogiKeep Inc. From 1996 to 2000, was the Corporate Controller for Worthington Industries Inc. Served on the Board of Governors of a Worthington joint venture, Spartan Steel Coatings LLC, from 1997 to 2000.	2001

Board of Directors Committees and Meetings

The Board of Directors held six (6) meetings and took action by written consent one (1) time during 2006. A majority of the Board of Directors is independent, as required by and defined in applicable listing standards of the American Stock Exchange. The directors who are independent include Thomas O’Leary, Carl J. Aschinger, Jr., Hugh C. Cathey and Benjamin Brussell. The Board of Directors has affirmatively determined that none of the directors, other than Mr. Sayre and Mr. Bair, has a material relationship with the Company that would interfere with the exercise of independent judgment. For such independent directors, there were no transactions, relationships or arrangements not disclosed in the section of this proxy entitled “Certain Relationships and Related Transactions” considered by the Board in determining such independence, except that in the case of Mr. Cathey, the Board did consider a consulting relationship between Mr. Cathey and the Company pursuant to which Mr. Cathey provides certain sales management advice and services in exchange for consideration in the amount of $42,000 in the aggregate. With respect to such relationship, the Board determined that it was not a material relationship that would interfere with the exercise of Mr. Cathey’s independent judgment. No director attended less than 75% of the aggregate meetings of the Board of Directors during the time such individual was a director, and of the committees on which such director served during the time such director was a member of such committee. The Board of Directors has a Compensation Committee, Audit Committee and a Governance and Nominating Committee. The Board has no other standing committees. On July 30, 2003, the Board of Directors adopted the Code of Business Conduct and Ethics and Conflicts of Interest Policy for officers and the Board of Directors, which was amended by the Board on June 1, 2004 in accordance with applicable listing standards of the American Stock Exchange to be applicable to all directors, officers and employees of the Company. A copy of this amended Code of Business Conduct and Ethics and Conflict of Interests Policy is available on the Company’s website at www.pinnacle.com in the “Investor Relations” section.

Annual Meeting Attendance

The Company does not have a formal policy regarding the attendance by members of the Board of Directors at its annual meetings of shareholders although each director nominee is required to attend and all Board members are encouraged to attend annual meetings of the Company. Last year, five (all) of the Board members attended the 2006 Annual Meeting of Shareholders.

Committees of the Board

The Board has three standing committees to facilitate and assist the Board in the execution of its responsibilities. The committees are currently the Audit Committee, the Compensation Committee and the Governance and Nominating Committee. All of the committees are comprised solely of non-employee, independent directors, as required by and defined in applicable listing standards of the American Stock Exchange. Charters for the Audit Committee and the Governance and Nominating Committee are available on the Company’s website at www.pinnacle.com in the “Investor Relations” section. These charters are also available in print to any stockholder who requests it. The Compensation Committee currently does not have a charter. The table below shows current membership for each of the standing Board committees.

Audit Committee	Governance and Nominating Committee	Compensation Committee
Carl J. Aschinger, Jr.* Benjamin Brussell Thomas O’Leary	Carl J. Aschinger, Jr. Benjamin Brussell* Hugh C. Cathey	Carl J. Aschinger, Jr. Hugh C. Cathey* Thomas O’Leary

*	Committee Chairman

The Board of Directors established the Compensation Committee in December 1999. The Compensation Committee reviews executive compensation policies and levels of compensation. For an overview of the role of the Compensation Committee, see “Compensation Discussion and Analysis” on page 9. The Compensation Committee held two (2) meetings during 2006.

The Board of Directors established an Audit Committee in June 2000, the functions of which are described below in the Audit Committee Report. The Board of Directors has determined that Mr. Aschinger is an “audit committee financial expert” as defined by the Securities and Exchange Commission. The Audit Committee held four (4) meetings during 2006.

On December 21, 2006, the Board of Directors established a Governance and Nominating Committee. The Governance and Nominating Committee will identify director candidates, review the qualifications and experience of each person to be considered as a nominee for election or reelection as a director and will recommend director nominees to fill vacancies on the Board and for approval by the Board of Directors and the shareholders. The Governance and Nominating Committee will also develop the Company’s corporate governance guidelines and procedures, monitor developments in corporate governance principles and standards and make recommendations to the Board in light of developments or changes deemed appropriate.

The Nomination Process

The Governance and Nominating Committee recognizes that no one individual will meet all of the criteria below, but it is such Committee’s expectation that the collective Board of Directors will meet the depth and breadth of the following criteria:

•	Demonstrated personal integrity that avoids conflicts of interest and undue influence by external parties in executing board responsibilities;

•	The capacity and desire to represent the balanced, best interests of the shareholders of the Company as a whole and not primarily a special interest group or constituency;

•	Demonstrated ability to be objective in reaching decisions and disciplined in carrying a demanding workload;

•	The ability to meet the time commitment of active Board membership, which will be no less than ten (10) working days/year;

•	The ability to evaluate the Company’s financial and operating reports and to analyze the Company’s financial position;

•	A commitment to the Company and the values of the Company;

•	Knowledge of the Company’s core business;

•	Experience in and/or relationships within the Company’s industry or industries with which it deals or proposes to deal;

•	Compatibility with existing board, management, and the Company’s corporate culture;

•	Ownership of shares of the Company or willingness to become an owner of shares consistent with the Company’s guidelines;

•

Knowledge of at least one functional area of board responsibility, such as financial management, fund raising, multi-stakeholder engagement, public relations, legal, organizational development, and/or human resource management;

•	Experience in corporate governance, such as past experience as an officer or director of one or more publicly held companies;

•	Adequate business acumen and experience;

•

Status as a “financial expert” and “financially sophisticated” (with respect to any potential audit committee financial expert) as defined in applicable SEC rules and American Stock Exchange listing standards;

•	An addition to the diversity of background and experience of the board, including with respect to age, gender, race, place of residence and specialized experience;

•

Understanding of the legal framework governing corporations, sensitivity to the public responsibilities of corporations, and awareness of changing business conditions, technologies, markets, trends and opportunities; and

•

A reputation, a position, or an affiliation befitting a director of a publicly held company, and an active engagement in an occupation or profession or an otherwise regular involvement in the business, professional, or academic community.

When identifying and evaluating nominees for new directors, the Governance and Nominating Committee will first determine whether the nominee must or should be independent, which determination will be based upon the Company’s corporate governance documents, applicable securities laws, the rules and regulations of the Securities and Exchange Commission, applicable American Stock Exchange rules, and the advice of counsel, if necessary. The Committee will then use its network of contacts to compile a list of potential candidates. The Committee will not use a third party to identify or evaluate potential nominees. The Committee will recommend candidates to the Board of Directors, and the Board of Directors will meet to discuss and consider such candidates’ qualifications and choose a candidate by majority vote.

The Company will consider director candidates recommended by shareholders provided the procedures set forth below are followed by shareholders in submitting recommendations. The Company does not alter the manner in which it evaluates candidates, including the minimum criteria set forth above, based upon the source of the director nomination. Any shareholder wishing to present a nomination for the office of director must do so in writing delivered to the Company’s Secretary at 6600 Port Road, Columbus, Ohio 43125, at least 14 days and not more than 50 days prior to the first anniversary of the date in the preceding year upon which proxy materials were first mailed to shareholders. Each written nomination must set forth: (a) the name and address of the shareholder who intends to make the nomination and of the person or persons to be nominated; (b) a representation that the shareholder is a holder of record of stock of the company entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; (c) the class and number of shares of the Company which are beneficially owned by such shareholder and the person to be nominated as of the date of such shareholder’s notice and by any other shareholders known by such shareholder to be supporting such nominees as of the date of such shareholder’s notice; (d) such other information regarding each nominee proposed by such shareholder as would be required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission; and (e) the consent of each nominee to serve as a director of the Company if so elected.

The director nominees for fiscal year 2007 (Carl J. Aschinger, Jr., Hugh C. Cathey and Benjamin Brussell) are incumbent directors, and each has been unanimously approved by the independent directors. Due to the fact the Governance and Nominating Committee was just established at the end of 2006, the nominating function was undertaken by the full Board of Directors, consistent with the Company’s nominating practices before the formation of the Governance and Nominating Committee. In 2007, the Governance and Nominating Committee will handle this responsibility.

Audit Committee Report

The Audit Committee oversees the Company’s financial reporting process on behalf of the Board of Directors. All members of the Committee are independent, as required by applicable listing standards of the American Stock Exchange and by applicable laws and rules of the Securities and Exchange Commission. The Committee operates pursuant to a charter that was last amended and restated by the Board of Directors on January 30, 2003. The charter imposes on the Audit Committee the duties and responsibilities imposed upon audit committees generally by recent statutory and rule changes, particularly those contained in the Sarbanes-Oxley Act of 2002 and the Securities and Exchange Commission rules promulgated pursuant to that Act. As set forth in the charter, management has the primary responsibility for the financial statements and the reporting process, including the systems of internal controls. In fulfilling its oversight responsibilities, the Audit Committee reviewed the audited financial statements contained in the Annual Report on Form 10-K for the Company’s 2006 fiscal year with management, including a discussion of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements.

The Audit Committee has discussed with the independent registered public accountants the matters required to be discussed by Statement on Auditing Standards No. 61, as amended (Codification of Statements on Auditing Standard, AU 380). The Audit Committee also reviewed with the independent registered public accountants, who are responsible for expressing an opinion on the conformity of the audited financial statements with accounting principles generally accepted in the United States, their judgments as to the quality and acceptability of the Company’s accounting principles and such other matters as are required to be discussed with the Audit Committee under generally accepted auditing standards. In addition, the Audit Committee has received the written disclosures and the letter from the independent registered public accountants required by Independence Standards Board Standard No. 1, and has discussed the independent registered public accountants’ independence from management and the Company.

The Audit Committee discussed with the Company’s Chief Financial Officer and the independent registered public accountants the overall scope and plans for the audit by the accountants. The Audit Committee meets with the independent registered public accountants, with and without management present, to discuss the results of their examinations, their evaluations of the Company’s internal controls, and the overall quality of the Company’s financial reporting.

The members of the Audit Committee are not professionally engaged in the practice of auditing or accounting and are not experts in the fields of accounting or auditing, including the aspect of auditor independence. Members of the Committee rely without independent verification on the information provided to them on the representations made by management and the independent registered public accountants. Accordingly, the Audit Committee’s oversight does not provide an independent basis to determine that management has maintained appropriate accounting and financial reporting principles or appropriate internal control and procedures designed to assure compliance with accounting standards and applicable laws and regulations. Furthermore, the Audit Committee’s considerations and discussions referred to above do not assure that the audit of the Company’s financial statements has been carried out in accordance with generally accepted auditing standards, that the financial statements are presented in accordance with accounting principles generally accepted in the United States or that the Company’s auditors are in fact, independent.

Based on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors (and the Board has approved) that the audited financial statements be included in the Annual Report on Form 10-K for the 2006 fiscal year for filing with the Securities and Exchange Commission. Consistent with the Board of Directors’ commitment to good corporate governance practices, the Committee will make a recommendation to the Board of Directors regarding the selection of the Company’s independent registered public accountants for the 2007 fiscal year after the Company’s required securities filings for the year ended December 31, 2006 are completed.

Submitted by the Audit Committee:

Carl J. Aschinger, Jr., Chair

Benjamin Brussell

Thomas M. O’Leary

Compensation Committee Report

The Compensation Committee of the Company has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this proxy statement.

Submitted by the Compensation Committee:

Hugh C. Cathey, Chair

Carl J. Aschinger, Jr.

Thomas M. O’Leary

Compensation Committee Interlocks and Insider Participation

During fiscal year 2006, no member of the Compensation Committee was an officer or employee of the Company. In addition, no member of the Compensation Committee or executive officer of the Company served as a member of the board of directors or compensation committee of an entity that has an executive officer serving as a member of our Board of Directors or Compensation Committee.

Executive Officers

Set forth below is information regarding the current executive officers of the Company.

Officer	Age	Position
Michael R. Sayre	50	President and Chief Executive Officer

George A. Troutman	46	Chief Financial Officer, Treasurer and Corporate Secretary

John D. Bair	41	Chief Technology and Innovation Officer, Chairman of the Board of Directors

Susan E. Rothberg	46	Vice President of Operations and Supply Chain

Michael R. Sayre has served as President and Chief Executive Officer of the Company since March 2006 and as a director since 2001. From 2001 to March 2006, Mr. Sayre was Chief Financial Officer and Treasurer. From 2000 to 2001, Mr. Sayre served as Executive Vice President and Chief Financial Officer of LogiKeep Inc. From 1996 to 2000, Mr. Sayre was the Corporate Controller for Worthington Industries, Inc. Mr. Sayre holds a Bachelor’s Degree in accounting and computer science and an MBA degree from The Ohio State University.

George A. Troutman has served as the Company’s Chief Financial Officer since May 2006, as well as the Treasurer and Corporate Secretary. From March 1997 to October 2005, Mr. Troutman served as the Chief Financial Officer for Pathlore Software Corporation (“Pathlore”). Pathlore was a technology firm producing corporate-learning management solutions and software with a revenue base of approximately $30 million. While at Pathore, Mr. Troutman managed all financial functions including successful completion of a private equity investment and provided financial expertise for the company’s strategic, operational and financial planning activities. Prior to joining Pathlore, he was a senior manager with Ernst & Young LLP. Mr. Troutman holds a BA in accounting from Capital University in Columbus, Ohio.

John D. Bair has served as the Company’s Chief Technology and Innovation Officer since March 2006. Mr. Bair has served as a director since the Company’s inception and as Chairman of the Board of Directors since 1996. From 1996 until March 2006, Mr. Bair served as Chief Executive Officer and President from 1998 to 2004. From 1989 to 1998, Mr. Bair served as Corporate Secretary. Mr. Bair holds a Bachelor of Science degree in computer and information science from The Ohio State University.

Susan E. Rothberg has served as the Company’s Vice President of Operations and Supply Chain since November 2006. Prior to joining the Company, she was the Global Operations Manager & Brand Advocate for IBM from 2005 to 2006. While working for IBM, Ms. Rothberg held global positions across six divisions of IBM. Ms. Rothberg’s responsibilities involved re-engineering the supply chain and sourcing strategies, delivering reduced cost, and increasing flexibility and customer responsiveness. From 2002 to 2004 she served as the Vice President of Operations for the Sanmina Corporation where she managed multi-plant operations engaged in manufacturing and distribution. She also worked for IBM from 1999 to 2002 as a Plant Manager. Ms. Rothberg holds a BA from Mount Saint Mary’s College in New York.

Compensation Discussion and Analysis

Overview of Compensation Program

The Compensation Committee of the Board has responsibility for establishing, implementing and continually monitoring adherence with the Company’s executive compensation philosophy. The Committee ensures that the total compensation paid to the executive officers of the Company is fair, reasonable and competitive. The role of the Committee is to oversee, on behalf of the Board and for the benefit of the Company and its shareholders, the Company’s compensation and benefit plans and policies, administer its stock plans and review and approve annually all compensation decisions relating to the Chief Executive Officer (“CEO”), Chief Financial Officer (“CFO”) and the other executive officers of the Company. The Committee meets a minimum of two times annually to review executive compensation programs, approve compensation levels and performance targets, review management performance, and approve final executive bonus distributions.

Compensation Philosophy and Objectives

The Company and the Committee believe that compensation paid to executive officers should be closely aligned with the performance of the Company on both a short-term and long-term basis, and that such compensation should assist the Company in attracting and retaining key executives critical to the Company’s long-term success. The Committee believes that the most effective executive compensation program is one that is designed to reward the achievement of specific annual, long-term and strategic goals by the Company, and which aligns executives’ interests with those of the stockholders by rewarding performance above established goals, with the ultimate objective of improving stockholder value. The Committee evaluates both performance and compensation to ensure that the Company maintains its ability to attract and retain superior employees in key positions and that compensation provided to key employees remains competitive relative to the compensation paid to similarly situated executives of our peer companies. To that end, the Committee believes executive compensation packages provided by the Company to its executives, including the named executive officers, should include both cash and stock-based compensation that reward performance as measured against established goals.

Role of Executive Officers in Compensation Decisions

The Committee makes all compensation decisions for the CEO, CFO and all other executive officers of the Company. The CEO annually reviews the performance of each executive officer. The conclusions reached and recommendations based on these reviews, including with respect to salary adjustments and annual award amounts, are presented to the Committee. The Committee considers the CEO’s recommendation when making its final compensation decision for all executives other than the CEO. The Committee can exercise its discretion in modifying any recommended adjustments or awards to executives.

Components of Executive Compensation

The compensation program for our executive officers consists of the following components:

•	Base Salary;

•	Annual Cash Incentives;

•	Long-Term Equity Incentives;

•	Health and Welfare Benefits; and

•	Change in Control and Severance Arrangements

Base Salary. On an annual basis or on an as needed basis, the Human Resource department of the Company performs external market compensation comparisons with the AeA (formerly the American Electronics Association) wage study for national technology companies with revenues between $25 million and $100 million. The Company’s philosophy regarding base salaries is to be at or above the comparable industry 50th percentile, although actual positioning will depend on Company performance and individual performance, experience and qualifications. The Compensation Committee reviews the study’s results and the CEO’s recommendations and sets the salaries of executive officers prior to or at the beginning of each fiscal year taking the above factors into account.

Annual Cash Incentives. The Company has a cash incentive plan (“Bonus Plan”) which is designed to link incentive compensation with individual and Company performance. The Bonus Plan provides compensation opportunities to our executive officers in the form of annual cash incentives based on objective results that promote both short-term and long-term shareholder value. The Compensation Committee believes the Bonus Plan objectives should include: a) profitability – since it is the most directly influenced driver of shareholder value and the bonus should be paid from a source of profits, b) growth in the Company’s revenues and profitability, and c) successful execution of the strategic plans which should include new investments to support future initiatives. These cash incentives reflect the Compensation Committee’s belief that a valuable portion of the compensation of each executive officer should be in the form of variable compensation linked to performance.

The Company’s performance targets for 2006 were based on the growth in gross margin after material costs and growth in net profits from fiscal year 2005 to 2006. All cash incentives from the Bonus Plan were accrued as earned but not paid until after the year end audit was complete. The target Bonus Plans for the CEO and Chief Technology Officer (“CTO”) were $75,000 and $45,000, respectively. All other named executive officers identified on the Summary Compensation Table had target Bonus Plans of $50,000 for 2006. The CEO and CTO earned $30,713 and $18,428 of their target bonuses for 2006, respectively. However, both waived these bonuses in light of the loss reported on the Statement of Operations for the 2006 fiscal year. The Bonus Plan targets were established from the AeA wage study for national technology companies with revenues between $25 million and $100 million. The recommended Bonus Plan targets were established between the 50th and 75th percentile of the wage study for each individual.

Long-Term Equity Incentives. From time to time, the Compensation Committee provides our executive officers with long-term incentive compensation through grants of options to purchase our Common Stock. The stock option awards usually vest over a four year period. The goal of our long-term equity incentive program is to align the interests of executive officers with those of the Company’s stockholders and to provide each executive officer with a significant incentive to manage the Company from the perspective of an owner with an equity stake in the business. We believe that equity awards directly motivate an executive to maximize long-term stockholder value. In addition, the equity awards utilize vesting periods that encourage key executives to remain employed by us. During 2006, the Compensation Committee provided stock option awards to the new executive officers of the Company. Each officer received 150,000 stock options that vest over a four year period (annual vesting rates of 7%, 20%, 33% and 40%). Specific award amounts are set forth in the Summary Compensation Table and the Grants of Plan-Based Awards Table.

Health and Welfare Benefits. We provide the following benefits to our executive officers generally on the same basis as they are provided to all of our employees:

•	Health and dental insurance;

•	Life insurance

•	Short- and long-term disability; and

•	401(k) plan.

The Company, at its discretion, may contribute to the 401(k) plan an amount up to 25% of the first 6% of the employee’s contribution, with an annual maximum match of $4,500 per employee. We believe these benefits are consistent with those offered by other similarly-sized technology companies.

Change in Control and Severance Arrangements. Executives are entitled to certain severance benefits in connection with a termination without cause or a termination following a change in control. Please refer to “Employment Agreements” on page 14 and the “Severance and Change in Control Arrangements with Named Executive Officers” Table on pages 16 and 17, for a detailed description of such arrangements.

Perquisites and Other Personal Benefits

The Company does not provide the executive officers with perquisites or other personal benefits such as Company vehicles, club memberships, financial planning assistance, tax preparation, or other benefits not described above. The only exceptions are the following: 1) the Company provides a social club membership primarily used for business purposes to Mr. Sayre as part of his employment as CEO and 2) Mr. Bair, as an original founder of the Company, receives reimbursement for expenses incurred for estate planning conducted one time during the term of his employment agreement and a life insurance policy on himself, in which his spouse is named the beneficiary.

Executive Compensation

Summary Compensation Table

The following table sets forth the compensation information of the Company’s CEO, CFO and the three other most highly compensated executive officers whose compensation exceeded $100,000 for the fiscal year ended December 31, 2006.

Name & Principal Positions	Year	Salary ($)	Bonus ($)(1)	Option Awards ($)(2)	All Other Compensation ($)		Total ($)
Michael R. Sayre	2006	$242,116	—	—	$8,850	(3)	$250,966
President and Chief Executive Officer

George A. Troutman	2006	$114,423	$6,825	$39,965	$606	(3)	$161,819
Chief Financial Officer

John D. Bair	2006	$230,000	—	—	$8,965	(3)	$238,965
Chairman of the Board of Directors and Chief Technology and Innovation Officer

Robert B. Harris	2006	$171,827	$10,238	$39,965	—		$222,030
Former Vice President of Sales and Marketing and General Manager, International Business (5)

Christopher L. Winslow	2006	$52,308	—	—	$234,307	(4)	$286,615
Former President & COO

(1)

Amount represents the bonus earned for the reported year based upon the Bonus Plan outlined in the Annual Cash Incentives section of the Compensation Discussion and Analysis, noted above. Mr. Sayre and Mr. Bair earned $30,713 and $18,428 of their target bonuses for 2006, respectively. However, both individuals waived their bonus in light of the loss reported on the Statement of Operations for the 2006 fiscal year.

(2)

The value of the stock option awards in this column equal the accounting charge for the stock options recognized by the Company in the reported year. For a discussion of relevant assumptions used in the calculation of the fair value of the stock options on grant date and current year expense pursuant Statement of Financial Accounting Standards No. 123(R), see Note 6 to the Company’s Financial Statements included in the Company’s Annual Report on Form 10-K for the period ended December 31, 2006.

(3)

Included matching and profit sharing contributions earned and payable pursuant to the Company’s defined contribution plan for Mr. Sayre, Mr. Troutman and Mr. Bair of $3,750, $606, and $3,750, respectively. In addition, Mr. Sayre received $5,100 for club membership dues and Mr. Bair received $5,215 for a term life insurance policy in which his spouse is the beneficiary.

(4)

On March 13, 2006, Mr. Winslow resigned as the Company’s President and Chief Executive Officer and from the Company’s Board of Directors. As a part of his employment agreement, Mr. Winslow is entitled to the following payments from the Company: (a) his annual base salary of $250,000 and fringe benefits (including medical, dental and life insurance coverage) through May 12, 2007, and (b) a prorated bonus of $27,500 that was paid on May 12, 2006. The amount disclosed in the table represents the total salary, bonus and benefits paid to Mr. Winslow under this agreement, for the period March 13, 2006 through December 31, 2006.

(5)

On February 21, 2007, Mr. Harris was terminated without cause as the Company’s Vice President of Sales and Marketing and General Manager, International Business. As a part of his employment agreement, Mr. Harris is entitled to the following payments from the Company: (a) six months of his annual base salary of $185,000 and fringe benefits (including medical, dental and life insurance coverage) through August 21, 2007, and (b) any bonus earned and/or accrued through February 21, 2007.

Grants of Plan-Based Awards

The following table sets forth information regarding the options granted during fiscal year 2006 to the CEO, CFO and each of the named executive officers.

Name	Grant Date	All Other Option Awards: Number of Securities Underlying Options (#)		Exercise or Base Price of Option Award ($/Sh)	Grant Date Fair Value of Option Awards ($)
Michael R. Sayre	—	—		—	—
George A. Troutman	5/23/2006	150,000		$3.02	$331,500
John D. Bair	—	—		—	—
Robert B. Harris	5/23/2006	150,000	(1)	$3.02	$331,500
Christopher L. Winslow	—	—		—	—

(1)

On February 21, 2007, Mr. Harris was terminated without cause as the Company’s Vice President of Sales and Marketing and General Manager, International Business. As a part of his employment agreement, upon termination without cause, Mr. Harris immediately became vested on fifty (50) percent of the unvested stock options held by him, with the immediately vesting options becoming exercisable on the date of termination and through a period of at least ninety (90) days following the date of termination. As of his date of resignation, 75,000 of Mr. Harris’ unexercisable options vested and the options will expire on May 22, 2007. The remaining 75,000 unexercisable stock options expired on the date of termination.

Outstanding Equity Awards at Fiscal Year-End

The following table indicates information about option awards that have been granted, but unexercised by the CEO, CFO and named executive officers as of December 31, 2006.

	Option Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)	Option Expiration Date
Michael R. Sayre	75,000	—		$1.85	7/7/2011
	250,000	—		$3.00	5/3/2015
George A. Troutman	—	150,000	(1)	$3.02	5/23/2016
John D. Bair	150,000	—		$3.30	5/3/2015
Robert B. Harris	—	150,000	(2)	$3.02	5/23/2016
	15,000	—		$2.90	9/28/2015
	25,000	—		$3.00	4/30/2015
Christopher L. Winslow	—	—		—	—

(1)

The vesting dates of options held by Mr. Troutman as of December 31, 2006 were: 10,000 options on May 23, 2007, 30,000 options on May 23, 2008, 50,000 options on May 23, 2009 and 60,000 options on May 23, 2010.

(2)

On February 21, 2007, Mr. Harris was terminated without cause as the Company’s Vice President of Sales and Marketing and General Manager, International Business. As a part of his employment agreement, upon termination without cause, Mr. Harris immediately became vested on fifty (50) percent of the unvested stock options held by him, with the immediately vesting options becoming exercisable on the date of termination and through a period of at least ninety (90) days following the date of termination. As of his date of resignation, 75,000 of Mr. Harris’ unexercisable options vested and the options will expire on May 22, 2007. The remaining 75,000 unexercisable stock options expired on the date of termination.

Option Exercises & Stock Vested

The following table sets forth the exercised options and vested awards for the fiscal year ended December 31, 2006, for the CEO, CFO and each of the named executive officers.

	Option Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)
Michael R. Sayre	—	—
George A. Troutman	—	—
John D. Bair	60,000	$26,100
Robert B. Harris	—	—
Christopher L. Winslow (1)	65,000	$42,727

(1)

On March 13, 2006, Mr. Winslow resigned as the Company’s President and Chief Executive Officer and from the Company’s Board of Directors. As a part of his termination agreement, Mr. Winslow was granted an extension of the expiration terms under the 2005 Equity Incentive Plan which requires the expiration of stock options at three months from the termination date. Mr. Winslow was granted an extension on all vested stock options, which expired on December 31, 2006.

Employment Agreements

The Company entered into an employment agreement with John D. Bair, Chairman of the Board and Chief Technology and Innovation Officer and Michael R. Sayre, President and Chief Executive Officer, on March 20, 2006. This agreement expressed the Company and employee’s desire to amend and restate in its entirety the prior agreement. On August 16, 2006 the Company entered into an employment agreement with George A. Troutman, CFO.

Except as specifically described below with respect to each employee regarding duties, compensation and fringe benefits, each of the employment agreements is identical as to the following material terms:

•

The term of each employment agreement is from the effective date of each agreement (March 20, 2006 in the case of Messrs. Sayre and Bair and May 1, 2006 in the case of Mr. Troutman) to May 1, 2010 unless earlier terminated by either party in accordance with the terms of the agreement.

•

The agreements provide for employee’s entitlement to: (a) receive an incentive cash bonus based upon factors and formulae established by the Board or its Compensation Committee; (b) annual paid vacation days that must be used or forfeited by February 15 of the following year; (c) stock options in such quantities and at such exercise prices as may be established by the Board or an option committee; (d) long-term disability payments; (e) attendance at personal executive development or experiential learning seminars that also benefit the Company; and (f) such other fringe benefits and perquisites as may be provided generally for the Company’s executive management pursuant to policies established or changed from time to time by the Board.

•

The agreements may be terminated by the employee: (a) within six (6) months of a change in control of the Company, in which case the employee shall be entitled to receive (i) continuation of his base salary and fringe benefits for six (6) months; (ii) any bonus earned and/or accrued through the date of termination; and (iii) immediate vesting of 100% of the unvested stock options held by the employee, such options being exercisable for a period at least 90 days following termination; or (b) upon voluntary resignation with not less than 30 days written notice, in which case the employee shall be entitled to receive (i) base salary and fringe benefits through the date of resignation, (ii) any bonus earned and/or accrued through the date of resignation, and (iii) retention of the right to exercise any unvested stock options in accordance with the plan under which such options were issued. In the event that the employee fails to provide at least 30 days advance written notice of his voluntary resignation, he shall not be entitled to any portion of the bonus described in clause (b) (ii) above.

•

The agreements may be terminated by the Company: (a) for cause, as defined, in which case the employee shall be entitled to receive only his base salary through the date of termination; (b) without cause, upon not less than 60 days written notice, in which case the employee shall be entitled to receive (i) continuation of his base salary and fringe benefits for 6 months, (ii) any bonus earned and/or accrued through the date of termination, and (iii) immediate vesting of 50% of the unvested stock options held by the employee, such options being exercisable for a period of at least 90 days following termination; or (c) upon the death or long-term disability of the employee.

•

The agreements also provide for noncompetition and nonsolicitation covenants from the employee during the course of his employment and for one (1) year after termination for any reason, and for a nondisclosure covenant from the employee during the course of his employment and indefinitely after termination.

•

The agreements include an assignment of intellectual property developed or conceived by the employee at any time during the term of his employment with the Company and for one (1) year after termination for any reason.

Sayre Employment Agreement

In addition to the material terms described above, the employment agreement with Mr. Sayre provides for an initial annual base salary of $250,000 and continuation of his base salary and fringe benefits for one (1) year upon termination.

Mr. Sayre’s duties as the President and Chief Executive Officer shall be: (a) establishing and supervising the implementation of the business policies and operating programs, budgets, procedures and direction of the Company; (b) monitoring and evaluating the effectiveness of the management of the Company; (c) implementing strategic plans for the Company; and (d) such other duties as may be assigned to him by the Board from time to time.

Bair Employment Agreement

In addition to the material terms described above, the employment agreement with Mr. Bair provides for: (a) an initial annual base salary of $230,000; (b) payment of life insurance premiums on a $500,000 face amount whole life insurance policy; (c) reimbursement for attendance at a technical development seminar or training of his choice for up to three (3) days during each year of the term of the employment agreement; (d) reimbursement for expenses incurred for estate planning conducted with respect to his personal estate, provided that this shall be limited to one estate plan during the term; and (e) continuation of his base salary and fringe benefits for one (1) year upon termination.

Mr. Bair’s duties as the Chief Technology and Innovation Officer shall be: (i) responsibility for maintaining active oversight of developments in the Company’s key markets; (ii) helping the Company identify new business opportunities; and (iii) such other duties as may be assigned to him by the Chief Executive Officer from time to time.

Troutman Employment Agreement

In addition to the material terms described above, the employment agreement with Mr. Troutman provides for an initial annual base salary of $175,000.

Mr. Troutman’s duties as CFO, Treasurer and Secretary shall be: (a) developing and directing the financial plans and policies of the Company; (b) establishing and maintaining generally accepted accounting practices and internal controls; (c) overseeing operations for treasury, budget and taxes; (d) supporting the Board as Treasurer and Corporate Secretary; and (e) performing such other services as may be reasonably assigned to him from time to time by the President and Chief Executive Officer to whom he reports.

Severance and Change in Control Arrangements with Named Executive Officers

The table below reflects the amount of compensation and benefits to the CEO, CFO and each of the other named executive officers in the event of termination of such executive’s employment. The amount of compensation and benefits payable to each named executive officer is based on involuntary termination without cause or following a change in control. The individual may terminate his employment with the Company within six months after a change in control, if the individual’s salary and other benefits have been reduced or the individual’s authority or responsibilities have been significantly reduced. The amounts assume that such termination (triggering event) took place on December 31, 2006 and the per share price of our common stock is $2.28, the closing price on December 29, 2006.

		Triggering Event
Name	Compensation Components	Involuntary Termination without Cause ($)		Change In Control with Termination ($)
Michael R. Sayre	Cash Severance	$250,000	(1)	$250,000	(1)
	Intrinsic Value of Equity	—		—
	Welfare Benefits	4,584	(2)	4,584	(2)

	Total Benefit to Employee	$254,584		$254,584

George A. Troutman	Cash Severance	$87,500	(3)	$87,500	(3)
	Intrinsic Value of Equity	—	(5)	—	(5)
	Welfare Benefits	6,527	(4)	6,527	(4)

	Total Benefit to Employee	$94,027		$94,027

John D. Bair	Cash Severance	$230,000	(1)	$230,000	(1)
	Intrinsic Value of Equity	—		—
	Welfare Benefits	13,550	(2)	13,550	(2)

	Total Benefit to Employee	$243,550		$243,550

Robert B. Harris (6)
Christopher L. Winslow (7)

(1)

Based on the employment agreement for Mr. Sayre and Mr. Bair in the “Employment Agreements” section of this proxy, the individual is entitled to the monthly continuation of his base salary for one year after termination for any reason.

(2)

Based on the employment agreement for Mr. Sayre and Mr. Bair in the “Employment Agreements” section of this proxy, the individual is entitled to the monthly continuation of fringe benefits (including health, dental, and life insurance coverage) for one year after termination for any reason.

(3)

Based on the employment agreement for Mr. Troutman in the “Employment Agreements” section of this proxy, he is entitled to the monthly continuation of his base salary for six months after termination without cause or for a change in control with termination.

(4)

Based on the employment agreement for Mr. Troutman in the “Employment Agreements” section of this proxy, he is entitled to the monthly continuation of fringe benefits (including health, dental, and life insurance coverage) for six months after termination without cause or for a change in control with termination.

(5)

Based on the employment agreement for Mr. Troutman in the “Employment Agreements” section of this proxy, he is entitled to the immediate vesting of fifty (50) percent of the unvested stock options held by him in a termination without cause or immediate vesting of one hundred (100) percent of the unvested stock options held by him in a change in control termination. In both situations of termination noted above, he would have 90 days following termination to exercise the vested stock options. As of December 29, 2006, the market price of the stock was lower than the option price of $3.02 and therefore there is no intrinsic value for these options as of that date.

(6)

On February 21, 2007, Mr. Harris was terminated without cause as the Company’s Vice President of Sales and Marketing and General Manager, International Business. As a part of his employment agreement, Mr. Harris is entitled to the following payments from the Company: (a) six months of his annual base salary of $185,000 and fringe benefits (including medical, dental and life insurance coverage) through August 21, 2007, and (b) any bonus earned and/or accrued through February 21, 2007. As a part of his employment agreement, upon termination without cause, Mr. Harris immediately became vested on fifty (50) percent of the unvested stock options held by him, with the immediately vesting options becoming exercisable on the date of termination and through a period of at least ninety (90) days following the date of termination. As of his date of resignation, 75,000 of Mr. Harris’ unexercisable options vested and the options will expire on May 22, 2007. The remaining 75,000 unexercisable stock options expired on the date of termination.

(7)

On March 13, 2006, Mr. Winslow resigned as the Company’s President and Chief Executive Officer and from the Company’s Board of Directors. As a part of his employment agreement, Mr. Winslow is entitled to the following payments from the Company: (a) his annual base salary of $250,000 and fringe benefits (including medical, dental and life insurance coverage) through May 12, 2007, and (b) a prorated bonus of $27,500 that was paid on May 12, 2006.

Compensation of Directors

Directors who are employees of the Company receive no separate compensation for their services as directors. The whole Board of Directors determines the compensation of the independent directors after receiving the recommendation of the CEO. Currently, independent directors receive a fee of $1,000 for each Board meeting attended and $500 for each committee meeting attended, limited to six meetings per committee per year. The Audit Committee Chair, currently Mr. Aschinger, receives an additional fee of $1,500 per Audit Committee meeting and the Compensation Committee Chair, currently Mr. Cathey, receives an additional $500 per Compensation Committee meeting, commensurate with the additional responsibilities of those positions.

The Board has approved a new compensation package for the independent directors and such package will begin with the Board meeting in May 2007. Under this new package, each independent director will receive a $2,000 quarterly retainer, a fee of $1,500 for each Board meeting attended, $1,000 for each Audit Committee meeting attended, and $750 for each Compensation Committee and Governance and Nominating Committee meeting attended. The Audit Committee Chair will receive an additional $2,500 per Audit Committee meeting and the Compensation Committee Chair and Governance and Nominating Committee Chair will receive an additional $1,500 per meeting attended in which they chair. In addition, each new independent director will receive an initial grant of 20,000 stock options issued under the 2000 Director Stock Option Plan (“Director’s Plan”). Annually, each independent director will receive a grant of 5,000 stock options from the Director’s Plan. All options granted under the compensation package noted above will vest over a four year period.

The table below summarizes the compensation paid by the Company to independent directors for the fiscal year ended December 31, 2006.

Name	Fees Earned or Paid in Cash ($)	Option Awards ($)(1)	Total ($)
Carl J. Achinger, Jr.	$14,500	—	$14,500
Benjamin Brussell	$3,000	$8,595	$11,595
Hugh C. Cathey	$10,000	—	$10,000
Thomas M. O’Leary	$8,500	—	$8,500

(1)

The value of the stock options awards in this column equal the accounting charge for the stock options recognized by the Company in the reported year. For a discussion of relevant assumptions used in the calculation of the fair value of the stock options on grant date and current year expense pursuant Statement of Financial Accounting Standards No. 123(R), see Note 6 to the Company’s Financial Statements included in the Company’s Annual Report on Form 10-K for the period ended December 31, 2006. As of December 31, 2006, each Director has the following number of options outstanding: Carl J. Aschinger, Jr., 20,000; Benjamin Brussell, 20,000; Hugh C. Cathey, 10,000 and Thomas M. O’Leary, 80,000.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company’s officers, directors and persons who own more than 10% of a registered class of the Company’s equity securities to file statements of beneficial ownership of the Company’s shares of common stock. Based on a review of the forms submitted to the Company during and with respect to its most recent fiscal year, no person who, at any time during such fiscal year, was a director, officer, or beneficial owner of more than 10% of any class of equity securities of the Company registered pursuant to Section 12 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), failed to file, on a timely basis, reports required by section 16(a) of the Exchange Act during the Company’s most recent fiscal year or prior fiscal years except for: (a) a Form 3 for Robert B. Harris, former Vice President of Sales and Marketing and General Manager, International Business identifying him as a new executive officer (the item was reported on a Form 3 filed in May 2006); (b) a Form 3 for George A. Troutman, Chief Financial Officer, identifying him as a new executive officer (the item was reported on a Form 3 filed in May 2006); (c) a Form 4 for John D. Bair, Chairman of the Board and Chief Technology and Innovation Officer, in connection with a stock option exercise and subsequent purchase of stock (the transactions were reported on a Form 4 filed in June 2006); and (d) a Form 3 for Benjamin Brussell, identifying him as a new director (the item was reported on a Form 3 filed in March 2007).

Certain Relationships and Related Transactions

The Company has a number of policies, procedures and practices that relate to the identification, review and approval of related party transactions. As part of a review of certain relationships, the Company distributes and collects questionnaires annually that solicit information about any direct or indirect transactions with the Company from each of our directors and officers.

Our Code of Business Conduct and Ethics and Conflict of Interest Policy requires all directors, officers and employees to avoid any situation that involves an actual or apparent conflict of interest in personal and professional relationships or with their duty to, or with any interest of, the Company. Any situation that involves, or may reasonably be inferred to involve, a conflict between a director, officer or employee’s personal interests and the interests of the Company must be disclosed to the Chair of the Audit Committee. All related party transactions involving the Company’s directors or executive officers must be reviewed and approved by the Board in advance of entering the transaction and any director which has a potential conflict of interest in the transaction must excuse themselves from voting. No related party transaction shall be approved or ratified if such transaction is contrary to the best interests of the Company.

From January 1, 2006 to the date of this proxy statement, there have not been any transactions, and there are currently no proposed transactions, in which the amount involved exceeded $120,000 to which the Company was or is to be a participant and in which any executive officer, director, nominee of director, 5% beneficial owner of our common stock or member of their immediate family had or will have a direct or indirect material interest, except as described above under “Employment Agreements”.

Security Ownership of Certain Beneficial Owners

The following table sets forth certain information with respect to persons known by the Company to own beneficially more than 5% of its common shares.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership(1)		Percent of Ownership
John D. Bair 6600 Port Road Groveport, Ohio 43125	1,309,344	(2)	20.1%

Thomas G. Berlin Berlin Financial, Ltd. 1325 Carnegie Avenue Cleveland, Ohio 44115	581,220	(3)	9.1%

Michael R. Sayre 6600 Port Road Groveport, Ohio 43125	337,500	(4)	5.1%

(1)

Beneficial ownership as of March 12, 2007. Except as otherwise indicated below, the person listed in the foregoing table has the sole right to vote and to dispose of the common shares of the Company listed in his name.

(2)

Included 150,000 shares that may be acquired by Mr. Bair upon the exercise of options that are currently exercisable or exercisable within 60 days of March 12, 2007, and 8,000 shares held by Joy S. Bair, the spouse of John D. Bair.

(3)

Information based on Schedule 13 D/A dated February 13, 2007, as filed with the SEC by Thomas G. Berlin. Included shared voting and disposition power with (a) Berlin Capital Growth, L.P. with respect to 166,020 shares, and (b) privately managed accounts of clients of Berlin Financial, Ltd. with respect to 415,200 shares.

(4)	Included 325,000 shares that may be acquired by Mr. Sayre upon the exercise of options that are currently exercisable or exercisable within 60 days of March 12, 2007.

Security Ownership of Management

The following table shows the number of common shares of the Company owned by directors, nominees, each of the named executive officers in the Summary Compensation Table, and all executive officers and directors as a group, as of March 12, 2007.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership(1)		Percent of Ownership
Carl J. Aschinger, Jr.	30,000	(2)	*
Benjamin Brussell	—		—
Hugh C. Cathey	10,000	(2)	*
Thomas M. O’Leary	118,000	(2)	1.8%
Michael R. Sayre	337,500	(2)	5.1%
George A. Troutman	—		—
John D. Bair	1,309,344	(2)(3)	20.1%
Robert B. Harris	115,000	(2)(4)	1.8%
Christopher L. Winslow	—	(5)	—
All directors and executive officers (8 persons)	1,804,844	(2)	26.0%

*	Less than one percent.

(1)	Unless otherwise indicated below, the persons listed in the table noted above have the sole right to vote and to dispose of the common shares of the Company listed in that person’s name.
(2)

Includes shares issuable pursuant to stock options exercisable within 60 days after March 12, 2007 as follows: Mr. Aschinger, 20,000; Mr. Cathey, 10,000; Mr. O’Leary 80,000; Mr. Sayre 325,000; Mr. Bair, 150,000; Mr. Harris, 115,000 and all directors and executive officers as a group, 585,000.

(3)	Includes 8,000 shares held by Joy S. Bair, the spouse of John D. Bair.
(4)

On February 21, 2007, Mr. Harris was terminated without cause as the Company’s Vice President of Sales and Marketing and General Manager, International Business. As a part of his employment agreement, upon termination without cause, Mr. Harris immediately became vested on fifty (50) percent of the unvested stock options held by him, with the immediately vesting options becoming exercisable on the date of termination and through a period of at least ninety (90) days following the date of termination. As of his date of resignation, 75,000 of Mr. Harris’ unexercisable options vested and the options will expire on May 22, 2007. The remaining 75,000 unexercisable stock options expired on the date of termination.

(5)

On March 13, 2006, Mr. Winslow resigned as the Company’s President and Chief Executive Officer and from the Company’s Board of Directors. As a part of his termination agreement, Mr. Winslow was granted an extension of the expiration terms under the 2005 Equity Incentive Plan which requires the expiration of stock options at three months from termination date. Mr. Winslow was granted an extension on all vested stock options, which expired on December 31, 2006.

Shareholder Communications With The Board of Directors

The Company’s Board of Directors has always been, and will remain, open to communications from the Company’s shareholders. Although the Board of Directors has historically had no formal process for Company shareholders to send communications to the Board, the Board at its meeting in February 2004 unanimously adopted such a process, which is described below.

If any Company shareholder desires to send a communication to the Board, such shareholder may mail any such communication, on an anonymous or named basis, to any director or to the Company’s Corporate Secretary, George Troutman, at the Company’s headquarters at 6600 Port Road, Groveport, Ohio 43125. Mr. Troutman will review the communication and forward it to such director or directors as is appropriate. While the Board certainly makes efforts to respond to communications from the Company’s shareholders, this process will not result in, nor should it be viewed to create an obligation of, a response to any communication.

Shareholder proposals must be communicated in accordance with the procedures prescribed by the applicable securities laws and otherwise pursuant to the process described in the section of this proxy statement captioned “Shareholder Proposals” below.

Independent Registered Public Accountants

The Board of Directors, upon the recommendation of the Audit Committee, will select the Company’s independent registered public accountant for the year ending December 31, 2007, after the Company’s required securities filings for the year ending December 31, 2006 are completed. The Audit Committee desires to make its recommendation to the Board of Directors after having an opportunity to fully evaluate the performance of the Company’s current independent registered public accountants, which would include a review of the complete audit for the 2006 fiscal year. Hausser + Taylor LLC has performed the audit of the Company’s financial statements for the fiscal year ended December 31, 2006 and also performed the audit of the Company’s financial statements for the fiscal year ended December 31, 2005. Deloitte & Touche LLP performed the audit of the Company’s financial statements for prior fiscal years since 2002. A representative of Hausser + Taylor LLC is expected to be present at the Annual Meeting and to have an opportunity to make a statement if the representative desires and to respond to appropriate questions.

On May 5, 2005, the Company dismissed Deloitte & Touche LLP as the Company’s independent registered public accountants. The decision to dismiss Deloitte & Touche LLP was made by the Audit Committee and approved by the full Board of Directors. The reports of Deloitte & Touche LLP on the financial statements of the Company for the 2004 and 2003 fiscal years contained no adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles. During 2003 and 2004 and through May 5, 2005, there have been no disagreements with Deloitte & Touche LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements if not resolved to the satisfaction of Deloitte & Touche LLP would have caused them to make reference thereto in their reports on the financial statements of the Company for such years.

On May 5, 2005, the Company engaged Hausser + Taylor LLC as its new independent registered public accountants to audit the Company’s financial statements for the fiscal year ended December 31, 2005. On September 14, 2006, the Company engaged Hausser + Taylor LLC to audit the Company’s financial statements for the fiscal year ending December 31, 2006. The decision to engage Hausser + Taylor LLC was made by the Audit Committee and approved by the full Board of Directors. Neither the Company nor anyone on behalf of the Company consulted with Hausser + Taylor LLC regarding any of the items listed in Item 304(a)(2) of Regulation S-K.

Hausser + Taylor LLC has a continuing relationship with RSM McGladrey, Inc. (“RSM”) (formerly with American Express Tax and Business Services, Inc.) from which it leases auditing staff who are full time, permanent employees of RSM and through which its shareholders provide non-audit services. As a result of this arrangement, Hausser + Taylor LLC has no full time employees and, therefore, none of the audit services performed were provided by permanent full time employees of Hausser + Taylor LLC. Hausser + Taylor LLC manages and supervises the audit and audit staff, and is exclusively responsible for the opinion rendered in connection with its examination.

Audit Fees

The aggregate fees billed by Hausser + Taylor LLC for professional services related to the audit of the Company’s annual statements for the fiscal year ended December 31, 2006, and for the review of the financial statements included in the Company’s Quarterly Reports on Form 10-Q for 2006 were $93,400. The aggregate fees billed by Hausser + Taylor LLC for professional services related to the audit of the Company’s annual statements for the fiscal year ended December 31, 2005, and for the review of the financial statements included in the Company’s Quarterly Reports on Form 10-QSB for that fiscal year, were $91,850. The aggregate fees billed by Deloitte & Touche LLP for professional services related to the review of the financial statements included in the Company’s Quarterly Report on Form 10-QSB for the first quarter of 2005 were $6,512. In addition, Deloitte and Touche LLP billed the Company $6,500 in 2006 for professional services incurred with the issuance of a consent of their 2004 audit opinion with the Company’s Form 10-K filing for the 2005 fiscal year.

Audit-Related Fees

The aggregate fees billed by Hausser + Taylor LLC for professional services reasonably related to the performance of the audit or review of the Company’s financial statements that were not included under the heading “Audit Fees” above were $0 in the 2006 fiscal year. The aggregate fees billed by Hausser + Taylor LLC for professional services reasonably related to the performance of the audit or review of the Company’s financial statements that were not included under the heading “Audit Fees” above were $68,677 for the audit of 2004 and 2003 financial statements of GNP Computers, Inc., relating to the Company’s October 26, 2005 8-K/A filing reporting its acquisition of GNP Computers, Inc., in the 2005 fiscal year.

Tax Fees

The aggregate fees billed by RSM McGladrey, Inc. for professional services related to tax compliance were $24,000 in the 2006 fiscal year and $8,430 in the 2005 fiscal year.

All Other Fees

The aggregate fees billed by Hausser + Taylor LLC for all other services were $1,500 in the 2006 fiscal year and $0 in the 2005 fiscal year. Fees in 2006 relate to the issuance of a consent with the Company’s Form S-8 filing regarding the registration of common shares for the 2005 Equity Incentive Plan. The aggregate fees billed by Deloitte & Touche LLP for all other services were $3,500 in the 2006 fiscal year. Fees in 2006 relate to the issuance of a consent with the Company’s Form S-8 filing regarding the registration of common shares for the 2005 Equity Incentive Plan.

Audit Committee Pre-approval Policies and Procedures

The Audit Committee’s pre-approval policies and procedures require the independent registered public accountant to seek pre-approval by the Audit Committee of all audit and permitted non-audit services by providing a prior description of the services to be performed and specific fee and expense estimates for each such service. The Audit Committee periodically monitors the services rendered by and actual fees paid to the independent registered public accountant to ensure that such services are within the parameters approved by the Audit Committee. The Audit Committee approved all of the services performed by Hausser + Taylor LLC and RSM McGladrey, Inc. during the 2006 fiscal year.

Shareholder Proposals

Proposals of shareholders intended to be presented at the 2008 Annual Meeting of shareholders must be received by the Company for inclusion in the proxy statement and form of proxy on or before 120 days in advance of the first anniversary of the date of this proxy statement. Proposals may be no more than 500 words long, including any accompanying supporting statement.

For any proposal that is not submitted for inclusion in next year’s proxy statement, but instead is sought to be presented directly at next year’s annual meeting, Securities and Exchange Commission rules permit management to vote proxies in its discretion if (a) the Company receives notice of the proposal at least 45 days before the one year anniversary of the date this proxy statement was mailed and advises stockholders in next year’s proxy statement about the nature of the matter and how management intends to vote on such matter, or (b) the Company does not receive notice of the proposal prior to 45 days before the one year anniversary of the date this proxy statement was mailed.

Other Matters

Management does not know of any other matters that may come before the Annual Meeting. However, if any other matters properly come before the Annual Meeting, the persons named in the accompanying form of proxy intend to vote the proxy in accordance with their judgment on such matters.

The Company will bear the cost of soliciting proxies. In addition to the use of the mails, officers, directors, and regular employees may solicit proxies, personally or by telephone or facsimile. The Company will reimburse banks, brokers, and nominees for any out-of-pocket expenses incurred by them in sending proxy materials to the beneficial owners of shares held by any banks, brokers or nominees.

/s/ George A. Troutman
George A. Troutman, Secretary

☐ Mark this box with an X if you have made
changes to your name or address details above.

Annual Meeting Proxy Card

A Election of Directors

1. The Board of Directors recommends a vote FOR the listed nominees for Class I Directors.

	For	Withhold		For	Withhold
01 - Carl J. Aschinger, Jr.	☐	☐	02 – Benjamin Brussell	☐	☐

	For	Withhold
03 – Hugh C. Cathey	☐	☐

IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENTS THEREOF.

B Authorized Signatures - Sign Here - This section must be completed for your instructions to be executed.

NOTE: Please sign your name(s) EXACTLY as your name(s) appear(s) on this proxy. All joint holders must sign. When signing as attorney, trustee, executor, administrator, guardian or corporate officer, please provide FULL title as such.

Signature 1 - Please keep signature within the box	Signature 2 - Please keep signature within the box	Date (mm/dd/yyyy)

Proxy – PINNACLE DATA SYSTEMS, INC.

2007 ANNUAL MEETING

This Proxy is Solicited on Behalf of the Board of Directors

The undersigned hereby appoints John D. Bair and Michael R. Sayre, and each of them, with full power of substitution, proxies to vote and act with respect to all common shares, without par value (the “Shares”), of Pinnacle Data Systems, Inc., an Ohio corporation (the “Company”), which the undersigned is entitled to vote at the Annual Meeting of Shareholders to be held at the Blue Moon Event Center located at 1604 Gateway Circle, Grove City, Ohio 43123 on Tuesday, May 8, 2007, at 10:00 a.m., local time, and at any and all adjournments thereof, with all the powers the undersigned would possess if present in person, on the proposals listed on the reverse side and any other matters that may properly come before the Annual Meeting.